UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

LANDRY’S RESTAURANTS, INC. LSRI HOLDINGS, INC. TILMAN J. FERTITTA
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Tilman J. Fertitta, together with the other participants named herein (collectively, “Landry’s”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit authority to withhold votes from counting towards a quorum at the 2011 annual meeting of stockholders of McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”).

On April 26, 2011, Landry’s issued the following press release:

Tilman J. Fertitta Urges Stockholders to Stop, Look and Listen Before Signing or Returning Any Proxy Card Distributed by McCormick & Schmick's for the 2011 Annual Meeting

Stockholders Will Soon Be Receiving Mr. Fertitta's Proxy Materials and GOLD Proxy Card

HOUSTON, April 26, 2011 /PRNewswire/ -- Tilman J. Fertitta issued a statement today to the stockholders of McCormick & Schmick's Seafood Restaurants, Inc. (MSSR) ("MSSR" or the "Company") urging them to STOP, LOOK and LISTEN before signing or returning any proxy card distributed by MSSR in connection with the 2011 Annual Meeting.  Mr. Fertitta also announced that stockholders will soon be receiving his group's proxy materials and GOLD proxy card.  Mr. Fertitta has commenced, through his affiliate LSRI Holdings, Inc., a subsidiary of Landry's Restaurants, Inc., an all-cash offer to acquire all of the issued and outstanding shares of common stock of MSSR for $9.25 per share.  He is seeking stockholder support to prevent a quorum from existing at the 2011 Annual Meeting as a referendum on the negotiation of his $9.25 per share offer and the consummation of a friendly transaction.

Mr. Fertitta's statement to MSSR stockholders follows:

"We do not believe that the current directors of MSSR are acting in stockholders' best interests with respect to our tender offer.  In light of their limited outright stock ownership in your Company, you should question whether the interests of management and the Board are fully aligned with yours as stockholders.  In the coming days, we will be sending you materials highlighting our serious concerns with the Company's strategic revitalization plan and management's ability to significantly improve MSSR's operating results.

You deserve the opportunity to review our forthcoming proxy materials and decide for yourself whether a negotiated transaction with us at this time is in your best interests.  In the meantime we urge you to refrain from returning any proxy card you may have received from the Company."

Mr. Fertitta concluded, "By giving us your authority on our GOLD proxy card, when available, to withhold your vote from counting towards a quorum at the 2011 Annual Meeting, you will be sending a strong message to the MSSR Board that you prefer they sit down and negotiate a friendly combination rather than continue to reject our offer.  We stand firm in our resolve to consummate a transaction that has benefits for all stockholders."

Okapi Partners LLC is the Information Agent for the tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to 1-877-285-5990.

IMPORTANT INFORMATION REGARDING THE TENDER OFFER

LSRI Holdings, Inc., a wholly-owned subsidiary of Landry's Restaurants, Inc, has commenced a tender offer to purchase all of the outstanding shares of common stock of McCormick & Schmick's Seafood Restaurants, Inc. at $9.25 per share, net to the seller in cash, without interest.  The offer is currently scheduled to expire at 12:00 Midnight, New York City time, on May 31, 2011, unless the offer is extended.

Okapi Partners LLC is the Information Agent for the tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to Okapi Partners LLC.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES.  THE SOLICITATION AND THE OFFER TO BUY MSSR'S COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT LANDRY'S HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THESE MATERIALS MAY BE AMENDED FROM TIME TO TIME. MSSR STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC'S WEBSITE AT WWW.SEC.GOV OR FROM LANDRY'S BY CONTACTING OKAPI PARTNERS LLC AT 1-877-285-5990 (TOLL-FREE FROM THE U.S.)

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Participants (as defined below), have made a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit authority to withhold votes from counting towards a quorum at the 2011 annual meeting of stockholders of the Company.

THE PARTICIPANTS ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THESE DOCUMENTS MAY BE OBTAINED FREE OF CHARGE IN PRINTED FORM BY DIRECTING A REQUEST TO OKAPI PARTNERS LLC, 437 MADISON AVENUE, 28TH FLOOR, NEW YORK, NEW YORK 10022.

The Participants in this proxy solicitation are Landry's Restaurants, Inc., a Delaware corporation ("Landry's"), LSRI Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Landry's ("LSRI"), and Tilman J. Fertitta (collectively, the "Participants").

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Mr. Fertitta with the SEC on March 12, 2009, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 1,496,281 shares of Common Stock of the Company, all of which shares are owned directly by Mr. Fertitta.